UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2024

UNISYS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-8729	38-0387840
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Lakeview Drive, Suite 100
 Blue Bell, Pennsylvania 19422

(Address of Principal Executive Offices) (Zip Code)

(215) 986-4011

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01	UIS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 5, 2024, the Board of Directors of Unisys Corporation (the “Company”) promoted Michael M. Thomson to Chief Executive Officer and President and elected Mr. Thomson as a director of the Company, effective April 1, 2025. As disclosed below, Peter Altabef, the Company’s current Chair of the Company’s Board of Directors and Chief Executive Officer, will cease serving as the Company’s Chief Executive Officer on March 31, 2025 (the “Transition Date”). Mr. Altabef will remain Chair of the Board following the Transition Date.

Mr. Thomson, age 56, has been President and Chief Operating Officer of the Company since May 2022. Prior to this role, Mr. Thomson served as the Company’s Chief Financial Officer since 2019 and as Executive Vice President since 2021 after having served as Senior Vice President since 2019. Mr. Thomson served as the Company’s Vice President and Corporate Controller from 2015 to 2019. Mr. Thomson served as Controller of Towers Watson & Co. from 2010 until 2015, and he previously held the same position at Towers Perrin from 2007 until the consummation of that firm’s merger with Watson Wyatt in 2010. He also served as principal accounting officer of Towers Watson from 2012 until 2015. Prior to that, Mr. Thomson worked for Towers Perrin as Director of Financial Systems from 2001 to 2004 and then Assistant Controller from 2004 to 2007. Prior to joining Towers Perrin, Mr. Thomson was with RCN Corporation, where he served as Director of Financial Reporting & Financial Systems from 1997 to 2001.

In connection with the promotion, on December 5, 2024, the Company entered into a letter agreement (the “Offer Letter”). Pursuant to the Offer Letter, effective April 1, 2025, Mr. Thomson will receive an annual base salary of $800,000 and an annual target bonus of 120% of earned base salary under the Company’s Executive Variable Compensation Plan. Mr. Thomson is also eligible for consideration to receive an equity award at the next annual grant cycle in 2025 and in subsequent years with a target grant date fair value of $3,881,250 under the same terms and conditions as all other grant recipients.

Mr. Thomson is eligible for severance benefits upon a termination without cause equal to two times the sum of his annual base salary and annual target bonus and subsidized healthcare coverage for up to 24 months following the date of termination. Mr. Thomson is also eligible for change in control payments and benefits such that if, following a change of control, the Company terminates his employment without “cause” or Mr. Thomson terminates employment for “good reason” (as defined in the Offer Letter), Mr. Thomson shall be entitled to receive termination benefits as follows: a pro-rated bonus for the year in which the termination occurs (based on the higher of Mr. Thomson’s target bonus prior to the change of control, the highest annual bonus paid in the three years prior to the change of control or the bonus paid after the change of control (the “applicable bonus”), a lump sum payment equal to two and a half times the sum of (1) Mr. Thomson’s annual base salary plus (2) the applicable bonus, outplacement services, continued health benefits for two years following the termination of employment and reimbursement therefore, and other benefits under the Company’s plans, including any rights in respect of equity awards.

There are no arrangements or understandings between Mr. Thomson and any other person pursuant to which he was selected as an officer or elected a director. Neither Mr. Thomson nor any of his immediate family has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

On December 5, 2024, the Company entered into a Transition Agreement and General Release (the “Transition Agreement”) with Mr. Altabef. Upon the Termination Date, in addition to any benefits to which he is entitled under the Company’s plans in accordance with their terms, Mr. Altabef will be entitled to receive the benefits applicable upon a termination other than for cause pursuant to his January 1, 2015 letter agreement with the Company, the form of which was previously filed by the Company as Exhibit 10.1 to its Current Report on Form 8-K on December 16, 2014. In addition, Mr. Altabef will be entitled to any outstanding awards previously granted to him under the Company’s long-term incentive plans in accordance with their terms.

The foregoing benefits were provided in consideration for Mr. Altabef’s execution and non-revocation of a general release of claims in favor of the Company and his continued compliance with applicable confidentiality, proprietary information, invention, non-competition, non-solicitation or similar obligations.

In connection with service on the Board following the Transition Date, Mr. Altabef will be entitled to receive the non-employee director compensation described in the Corporation’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on March 22, 2023, under the caption “Compensation of Directors,” except that he will be entitled to receive an additional cash retainer of $50,000 for service as Chair of the Board.

The foregoing is a summary description of certain terms of the Offer Letter and the Transition Agreement. It is qualified in its entirety by the full text of the Offer Letter and the Transition Agreement, respectfully, copies of which will be filed with the Company’s Annual Report on Form 10-K for the year ending December 31, 2024.

Item 9.01 Financial Statements and Exhibits

(d)            Exhibits:

Exhibit No.	Description
99.1	Press Release of Unisys Corporation, dated December 5, 2024
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    December 5, 2024

Unisys Corporation

By:	/s/ Debra McCann
Debra McCann
Executive Vice President and Chief Financial Officer